SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  June 6, 1996



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


          0-18728                                         043047911
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(Commission File Number)                     (IRS Employer Identification No.)


ONE LEDGEMONT CENTER, 99 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS        02173
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 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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Item 5.           OTHER EVENTS

         Progenitor, Inc. ("Progenitor"), a majority-owned subsidiary of the Registrant, today filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering by Progenitor of 2,500,000 shares of Progenitor's Common Stock. Progenitor has granted the underwriters an option to purchase 375,000 additional shares from Progenitor to cover over-allotments, if any. It is anticipated that the initial public offering price will be between $11 and $13 per Share. Based on the proposed terms of the offering, after the offering, the Registrant would own approximately 51% of Progenitor's outstanding Common Stock, without giving effect to any exercise of the over-allotment option or any other options or warrants.

         Vector Securities International, Inc., Tucker Anthony Incorporated and Genesis Merchant Group Securities will manage the offering.

         A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INTERNEURON PHARMACEUTICALS INC.

                                     By: /S/ THOMAS F. FARB
                                         ----------------------------------
                                         Thomas F. Farb,
                                         Executive Vice President - Finance,
                                         Chief Financial Officer

Dated:  June 6, 1996


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